UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement

On October 18, 2010, St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”) and Dave Smith entered into an Employment Agreement (the “Agreement”) effective October 18, 2010, regarding Mr. Smiths’s employment by St. Bernard as Senior Vice President of Worldwide Commercial Sales.  The position shall report directly to the Chief Executive Officer.

Pursuant to the terms of the Agreement, Mr. Smith is entitled to receive semi-monthly payments of $9,375 (before deductions made at Employee's request, if any, and for deductions required by federal, state and local law). Additionally, Mr. Smith is entitled to receive monthly commission on sales based on the terms and conditions of the 2010 - 2011 Sales Variable (Commission) Compensation Plan established by the Board of Directors (Exhibit C of the Agreement). The Company will also grant Mr. Smith either (i) 365,000 non-qualified stock options; or (ii) a commensurate number of restricted shares to vest over a four (4) year period with one fourth (1/4) vesting on the first anniversary of the date of the grant and the remainder three fourths (3/4) vesting over the remaining three (3) years on a monthly basis thereafter until such shares are vested in full.  Also, in the event that Mr. Smith is terminated without “Cause” or resigns for “Good Reason” or is terminated in connection with or following a Change of Control, the Company will pay Mr. Smith following the date of such termination (the “Severance”), not to exceed six (6) months of his base salary. The Company will also grant Mr. Smith the option to participate in the benefit plans offered by the Company, including without limitation, 401(k), and other savings plans, short and long term disability insurance, Section 125 (cafeteria) and similar pre-tax expense plans, holidays, sick leave, etc., which may be amended from time to time at the Company’s discretion. Mr. Smith can also participate in health insurance for himself and his dependents, and such other benefits as provided by the Company to all of its employees from time to time. Mr. Smith will be entitled to three (3) weeks vacation with pay for each twelve-month period, to be taken at times agreed with Company.  Unused vacation shall accrue according to the Company’s accrued vacation policy, as may be amended from time to time.  Mr. Smith’s employment is on an “at-will” basis and not for any specific time period.

The preceding description of the Employment Agreement is summary in nature and does not purport to be complete. It should be read in conjunction with the Agreement, and is qualified in its entirety by reference to the Agreement. The full text of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure requirement of this Item 5.02 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between St. Bernard Software, Inc. and Dave Smith dated October 18, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: October 22, 2010	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer and Chairman of the Board of Directors

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